UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 8, 2012

Date of Report (Date of earliest event reported)

Medicis Pharmaceutical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14471	52-1574808
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7720 North Dobson Road

Scottsdale, Arizona 85256

(Address of principal executive offices) (Zip Code)

(602) 808-8800

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 8, 2012, Medicis Pharmaceutical Corporation (the “Company”) entered into a Settlement and Termination Agreement (the “Agreement”) with Revance Therapeutics, Inc. (“Revance”) to settle litigation and terminate certain contractual relationships between the Company and Revance.

Pursuant to the terms of the Agreement, (i) the option to acquire Revance or to exclusively license certain of Revance’s topical botulinum toxin products purchased by the Company on December 11, 2007 and (ii) the License Agreement dated July 28, 2009 between the Company and Revance are terminated. In accordance with the Agreement, the previously disclosed litigation filed by Revance against the Company in the Court of Chancery of the State Delaware will be dismissed with prejudice and all claims under the terminated agreements, whether known or unknown, are released. The Agreement also provides for an upfront payment to the Company of $7 million to be made within 30 days of the Agreement, payments to the Company of up to $14 million to be made upon certain Revance capital raising achievements and a payment to the Company of $4 million to be made upon the achievement of certain regulatory milestones. The Company will maintain its minority ownership interest in Revance.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements included that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements, including those related to future payments to be made to the Company by Revance, are based on certain assumptions made by the Company based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Several of these risks are outlined in the Company’s most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and the Annual Report on Form 10-K for the year ended December 31, 2011, and other documents we file with the Securities and Exchange Commission. Forward-looking statements represent the judgment of the Company’s management as of the date of this Current Report on Form 8-K, and the Company disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICIS PHARMACEUTICAL CORPORATION

Date: October 8, 2012	By:	/s/ Seth L. Rodner
Seth L. Rodner
Executive Vice President, Chief Legal Officer and
Corporate Secretary